Exhibit 99.1

Faraday Future and the First Spire Users That Represent the U.S Luxury Real Estate Business, Celebrities and Luxury Car Business Launched the FF 91 2.0 Owner Developer Co-Creation Plan, and Promoted the Ultimate AI Techluxury Mobility Transformation

●	The first three FF 91 2.0 Futurist Alliance users have already joined or are currently considering participating in the FF owner-developer co-creation project. These users also have the chance to experience the FF 91 2.0 Futurist Alliance as FF continues to execute the first phase of FF’s three-phase delivery plan.

●	FF recently announced its first user, Rem D Koolhaas, who is now followed by FF’s second user, Jason Oppenheim, a renowned real estate agent specializing in luxury properties in Los Angeles, California. He is also the superstar of the Netflix hit reality show Selling Sunset.

●	The third user comes from “Private Collection Motors,” a luxury car dealership based in Costa Mesa, California which specializes in high-end, exotic, and rare vehicles to discerning customers.

●	By carefully selecting the first group of users, FF launched the Owner Developer Co-Creation Program with representatives from diverse industries, aiming to generate substantial value and contribute to driving not only these industries but also others through a cost-effective and innovative approach.

●	FF 91 2.0 Futurist Alliance Track Edition also set a remarkable new record in its class at Willow Springs, achieving the fastest lap time of 1 minute and 35 seconds among ultimate luxury production EVs weighing over 6,000 pounds, with no additional special track-specific modifications for this specific test.

Los Angeles, CA (June 8, 2023) – Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced a successful completion of the Company’s first FF Developer Co-creation Mission event, which took place at Willow Springs International Raceway on Tuesday June 6th. It also marked the confirmation of the second and third users of the FF 91 2.0 Futurist Alliance.

After recently announcing FF’s first user as Rem D Koolhaas, FF is excited to name its second user as Jason Oppenheim, a renowned real estate agent specializing in luxury properties, particularly in the Beverly Hills area of Los Angeles, California.

Jason is the Owner of the Oppenheim Group, a well-known luxury real estate agency. He is a star in all 6 seasons of the Netflix series, Selling Sunset + Selling the OC Partnerships. The third user comes from “Private Collection Motors,” a luxury car dealership based in Costa Mesa, California. It specializes in selling high-end, exotic, and rare vehicles to discerning customers.

Each of the three users represents a key industry that serves a large number of Spire users. One is a luxury car dealer, another is an influential figure in the art community, and the third is a top-tier real estate agent specializing in luxury properties. By selecting representatives from diverse industries, the Company aims to generate substantial value for our Spire users and contribute to driving not only these industries but also others.

The first three users of the FF 91 2.0 Futurist Alliance have already joined or are currently considering participating in the FF owner-developer co-creation project. Together, they are committed to providing long-term support for FF’s product development, product improvement, brand marketing, product design, sales and user acquisitions.

Recognizing Rem’s significant influence in the global design industry, the Company has made the decision to hire Rem’s company, United Nude, as FF’s design consultants. This collaboration will bring strategic and design support to FF’s future peripheral product designs.

In addition, the Company recognizes Jason’s influence within the top-tier real estate market and among those who desire luxury items, including automobiles. To that end, Jason and the Company have entered into an agreement whereby Jason will provide social media content and attend the Company’s events in exchange for a fee. The Company believes Jason also can assist with product improvement, brand, and marketing, as well as additional user acquisitions.

The co-creation business model is an open UP2U business model that allows users to become FF partners and enable value co-creation. The shared technology platform is expected to provide more innovation and services for users and achieve better co-sharing benefits. In particular, the user developer part of FF’s co-creation program enables FF to establish a strong cooperative relationship with valued users and consultants. This development cooperation is expected to enable FF to tap into Spire user markets within the luxury home, celebrity, and luxury car circles. These users are acquiring the FF 91 2.0 Futurist Alliance. They are also entering into consulting, branding, and other arrangements with FF in exchange for fees ranging from approximately $225,000 to $475,000. Through these collaborations, the initial group of car owners will establish a strong cooperative relationship with FF as valued users and consultants. This will not only assist FF in tapping into the Spire user markets within the luxury home, celebrity, and luxury car circles but also serve as an excellent demonstration and leading role for potential FF users in other industries. Lastly, the Company’s win-win product portfolio will feature several product offerings including FIR and FPO, among others, which will be unveiled gradually.

This first group of users are experiencing the performance of the FF 91 at the famed Willow Springs International Raceway, located north of Los Angeles, and trained by Craig Coker, the world record holder of EV racing at the Big Willow Track. They are also receiving personalized product demonstrations by FF Founder and CPUO, YT Jia, and providing feedback and creative ideas back to the Company as planned.

A link to the downloadable video highlighting the FF Developer Co-creation Mission event can be viewed here: https://www.ff.com/us/ff91event/

We are thrilled to announce that the FF 91 2.0 Track Edition also set a remarkable new record in its class at Willow Springs Raceway, achieving the fastest lap time of 1 minute and 35 seconds among ultimate luxury production EVs weighing over 6,000 pounds, with no additional special track-specific modifications for this specific test.

“Today is a remarkable day as we witness the first FF 91 2.0 Futurist Alliance vehicles meet the first three users, and it also marks an important moment when these disruptors and FF Developer Co-Creation Mission participants connect with the future through our FF products,” said YT. “We are deeply grateful to these ultra spire users who resonate with FF and share the same wavelength. Today marks the dawn of a new era, where the Ultimate AI TechLuxury mobility is becoming a reality.”

“Our technology and products are growing every day, however certain technology, features, and functionality may not be available at launch and are still under continuous development. Our goal is to accelerate and enhance these disruptive and forward-thinking technologies through our Developer Co-Creation Mission and make continuous deliveries to our users,” added YT.

The FF 91 2.0 Futurist Alliance is built on the AI-powered FF aiHyper 6x4 Architecture 2.0, and its unique Hyper Multi-Vectoring and Magic All-In-One make it possible to conquer the track and set new lap records. The 1050 horsepower and the Hyper Multi-Vectoring integrated multi-axis torque technology system for AI propulsion, steering and braking deliver the following benefits: 1. extreme acceleration and power, 2. handling precision and agility, and 3. the integrated braking that combines traditional braking and torque braking.

The Magic All-In-One All-Terrain AI Body Control Technology System of the FF 91 2.0 provides the following benefits: 1. Ultra-low center of gravity, high visibility, and enhanced precision, stability, and traction of the suspension are achieved through the unique moat body structure and moat battery pack structure. 2. Extraordinary grip and traction are delivered by the 22-inch wheels and high-performance tires. 3. Exceptional aerodynamics despite the vehicle’s full size.

With All-AI, the FF 91 2.0 Futurist Alliance defines the Ultimate AI TechLuxury by integrating traditionally perceived contradictory attributes. It flawlessly combines performance, weight, and safety, while seamlessly blending technology with luxury. The acceleration-to-weight ratio of the FF 91 is only 0.78, which is twice as efficient as Ferrari’s 1.59. The performance-safety index is 2, far superior to peers. The FF 91 boasts an impressive range-to-weight ratio of 136, delivering the undisputed best-in-class performance, surpassing its competitors by a large margin.

Check the link below for more details regarding FF’s three-phase delivery plan:

https://investors.ff.com/static-files/7bd505b8-6054-4e57-b492-9f01bca8ccef

Watch the FF 91 Final Launch & Faraday Future 2.0 Event that took place on May 30th. Full video and link to download the presentation here:

(English): https://www.ff.com/us/ff91event/

(Chinese): https://www.faradayfuturecn.com/cn/ff91event/

Users can preorder an FF 91 vehicle via the FF Intelligent App or through our website
(English): https://www.ff.com/us/preorder/ or
(Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App
(English): https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online,
(Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate AI TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem.

FOLLOW FARADAY FUTURE:

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www.linkedin.com/company/faradayfuture/

FORWARD LOOKING STATEMENTS

This press release “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s ability to meet its future production and delivery plan, and the development and success of the Company’s co-creation and benefits co-sharing program, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the FF Top Holdings LLC Shareholder Agreement complies with Nasdaq listing requirements, including Nasdaq Listing Rule 5640 regarding voting rights, the market performance of the Company’s Common Stock, the Company’s ability to regain compliance with the Nasdaq listing requirements and the Company’s ability to execute definitive documentation in connection with and/or satisfy the conditions precedent and close on the various financings previously disclosed by the Company and anticipated additional financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; the ability of the Company to agree on definitive documents to effectuate the non-binding City of Huanggang Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended, and Nasdaq listing requirements and to continue to be listed on Nasdaq (including following the execution of the Shareholder Agreement); the outcome of the Securities and Exchange Commission (the “SEC”) investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs (including timely receipt of parts and completion of crash tests); the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q filed with the SEC on May 10, 2023, the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com
Investors (Chinese): cn-ir@faradayfuture.com
Media: john.schilling@ff.com

Source: Faraday Future Intelligent Electric Inc.

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